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                              [KPMG PEAT MARWICK LETTERHEAD]


                                                       EXHIBIT 16.2


January 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                 Re: DoubleClick Inc.

We have read the section titled "Change in Accountants" included in DoubleClick Inc.'s Registration Statement on Form S-1, as amended on January 27, 1998, and are in agreement with the statements contained in that section therein.

Very truly yours,

/s/ KPMG PEAT MARWICK LLP
-------------------------
  KPMG Peat Marwick LLP






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